   As filed with the Securities and Exchange Commission on November 17, 2000
                             Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   ---------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                   ---------

                       ASPECT COMMUNICATIONS CORPORATION
             (Exact name of Registrant as specified in its charter)

                                   ---------

               California                             94-2974062
        (State of other jurisdiction               (I.R.S. Employer
     of incorporation or organization)          Identification Number)


                             1310 Ridder Park Drive
                        San Jose, California 95131-2313
                                 (408) 325-2200
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                   ---------

                       1990 Employee Stock Purchase Plan
             Amended and Restated 1996 Employee Stock Option Plan
                           (Full title of the plan)

                                   ---------

                               Beatriz V. Infante
                     President and Chief Executive Officer
                       Aspect Communications Corporation
                             1310 Ridder Park Drive
                        San Jose, California 95131-2313
                                 (408) 325-2200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ---------

                                   Copies to:
                                Jon E. Gavenman
                               Venture Law Group
                           A Professional Corporation
                              2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

==========================================================================================================
                                CALCULATION OF REGISTRATION FEE
===========================================================================================================
     Title of                     Amount          Proposed Maximum     Proposed Maximum       Amount of
  Securities to be                to be            Offering Price     Aggregate Offering     Registration
    Registered                 Registered (1)      Per Share (2)          Price (2)              Fee
-----------------------------------------------------------------------------------------------------------
1990 Employee Stock
 Purchase Plan                   2,400,000           $15.9063              $38,175,120         $10,078.24
 Common Stock, $.01
 par value
-----------------------------------------------------------------------------------------------------------
Amended and Restated
 1996 Employee Stock
 Option Plan Common
 Stock, $.01 par                 5,450,000           $15.9063              $86,689,335         $22,885.99
 value
===========================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the average of the high and the low prices of the Common Stock as reported in the Nasdaq National Market on November 13, 2000.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:
      ----------

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");
                          ------------

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

     (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

     (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Exchange Act on March 22, 1990, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.  Not applicable.
         -------------------------

Item 5.  Interests of Named Experts and Counsel.  Not applicable.
         --------------------------------------

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

   Section 317 of the California Corporations Code allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article IV of the Registrant's Articles of Incorporation and Article VI of the Registrant's Bylaws provides for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law. In addition, the Registrant carries director and officer liability insurance in the amount of $30 million.

Item 7.   Exemption from Registration Claimed.  Not applicable.
          -----------------------------------

Item 8.   Exhibits.
          --------

 Exhibit
 Number
 -------
   4.1   Articles of Incorporation of the Registrant (1)

   4.2   Bylaws of the Registrant (2)

   4.3   1990 Employee Stock Purchase Plan

   4.4   Amended and Restated 1996 Employee Stock Option Plan

   5.1   Opinion of Venture Law Group, a Professional Corporation

  23.1   Consent of Venture Law Group, a Professional Corporation (included in
         Exhibit 5.1 hereto)

  23.2   Independent Auditor's Consent

  24.1   Power of Attorney (see page 6)


(1) Incorporated by reference to Registrant's Registration Statement on Form S-8 (333-38041) filed with the Commission on October 16, 1997.

(2) Incorporated by reference to Registrant's Quarterly Report on Form 10-Q filed with the Commission on August 14, 2000.


Item 9.    Undertakings.
           ------------

   The undersigned Registrant hereby undertakes:

   (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant, Aspect Communications Corporation, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on November 17, 2000.

                                 ASPECT COMMUNICATIONS CORPORATION

                                 By: /s/ Beatriz V. Infante
                                    ------------------------------------------
                                      Beatriz V. Infante,
                                      President and Chief Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Beatriz V. Infante, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or her substitute, may do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                 Title                              Date
              --------                                  -----                              ----

     /s/ Beatriz V. Infante            President, Chief Executive Officer, acting      November 17, 2000
---------------------------------      Chief Financial Officer and Director            ------------
        (Beatriz V. Infante)           (Principal Executive Officer and Principal
                                       Financial and Accounting Officer)


    /s/ James R. Carreker              Chairman and Director                           November 13, 2000
---------------------------------                                                      ------------
       (James R. Carreker)


     /s/ Debra J. Engel                Director                                        November 15, 2000
---------------------------------                                                      ------------
        (Debra J. Engel)


   /s/ Norman A. Fogelsong             Director                                        November 14, 2000
---------------------------------                                                      ------------
      (Norman A. Fogelsong)


 /s/  Christopher B. Paisley           Director                                        November 13, 2000
---------------------------------                                                      ------------
     (Christopher B. Paisley)

                                       Director                                                   , 2000
---------------------------------                                                      ------------
     (John W. Peth)



                               INDEX TO EXHIBITS


Exhibit
Number
------

 4.1     Articles of Incorporation of the Registrant (1)

 4.2     Bylaws of the Registrant (2)

 4.3     1990 Employee Stock Purchase Plan

 4.4     Amended and Restated 1996 Employee Stock Option Plan

 5.1     Opinion of Venture Law Group, a Professional Corporation

 23.1    Consent of Venture Law Group, a Professional Corporation (included in
         Exhibit 5.1 hereto)

 23.2    Independent Auditor's Consent

 24.1    Power of Attorney (see page 6)

(1) Incorporated by reference to Registrant's Registration Statement on Form S-8 (333-38041) filed with the Commission on October 16, 1997.

(2) Incorporated by reference to Registrant's Quarterly Report on Form 10-Q filed with the Commission on August 14, 2000.